CWHEQ Home Equity Loan Trust, Series 2006-S1

                                Final Term Sheet

                              [LOGO] Countrywide(R)

                           $860,000,100 (Approximate)

                                   CWHEQ, Inc.
                                    Depositor

                          Countrywide Home Loans, Inc.
                               Sponsor and Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer


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      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.


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                             FREE WRITING PROSPECTUS

           Home Equity Loan Asset Backed Certificates, Series 2006-S1

             Distributions payable monthly, beginning April 25, 2006

The following classes of certificates are being offered pursuant to this free writing prospectus:

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                                     Initial Certificate Principal
      Class                          Balance/Initial Notional Amount
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      A-1                                      $301,000,000
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      A-2                                      $281,117,000
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      A-3                                      $155,972,000
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      A-4                                      $ 35,911,000
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      A-5                                      $ 86,000,000
     ----------------------------------------------------------------
      A-IO                                     $352,623,489
     ----------------------------------------------------------------
      A-R                                      $        100
     ----------------------------------------------------------------


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                                     SUMMARY

Issuing Entity

CWHEQ Home Equity Loan Trust, Series 2006-S1, a common law trust formed under the laws of the State of New York.

Depositor

CWHEQ, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York, a New York banking corporation

Co-Trustee

The Bank of New York (Delaware), a Delaware banking corporation.

Certificate Insurer

Ambac Assurance Corporation will unconditionally and irrevocably guarantee certain payments on the offered certificates, other than the Class A-IO and Class A-R Certificates, on each distribution date pursuant to the terms of a certificate guaranty insurance policy.

Mortgage Insurer

United Guaranty Residential Insurance Company of North Carolina will provide a second mortgage bulk insurance policy that provides coverage if a borrower defaults on a covered mortgage loan as described in this free writing prospectus. Only a portion of the mortgage loans will be covered by the mortgage insurance policy.

The NIM Insurer

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor, the trustee and the co-trustee, under which the issuing entity will be formed.

Cut-off Date

Initial Mortgage Loans:

For any initial mortgage loan, the later of March 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

Closing Date

On or about March 30, 2006.

Pre-Funding

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued

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by the issuing entity in a pre-funding account (referred to as the pre-funded amount).

Pre-Funded Amount:

Any pre-funded amount will not exceed 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $40,000 and (y) May 12, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the mortgage pool following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates, to pay the mortgage insurer the mortgage insurance premium and to pay the certificate insurer the certificate insurance policy premium on or prior to the June 2006 distribution date, Countrywide Home Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

The Mortgage Loans

The mortgage pool will consist of closed-end, fixed rate loans that are secured by second liens on one- to four-family residential properties. We sometimes refer to these loans as home equity loans or mortgage loans.

Statistical Calculation Information

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they were prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of March 1, 2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the mortgage loans in the statistical calculation pool had the following characteristics:

Statistical Calculation Date Pool
   Principal Balance                  $559,166,223

Number of Mortgage Loans              13,917

Average Current Principal Balance     $40,179

Range of Current Principal Balances   $45 to $628,040

Weighted Average Mortgage Rate        8.271%

Range of Mortgage Rates               5.000% to 14.375%

Weighted Average Combined Original
   Loan-to-Value Ratio                87.10%

Percentage of Mortgage Loans with
   Combined Original Loan-to-Value
   Ratios Greater than 80%            77.29%

Geographic Concentrations in excess
   of 10%:

   California 17.97%

   Unknown FICO Score
   Stated Maturity                    179 months

Weighted Average Remaining Term to
   Stated Maturity                    177 months


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Percentage of Mortgage Loans with
   Prepayment Charges                 33.86%

Minimum FICO Score                    424

Maximum FICO Score                    820

Weighted Average FICO Score           697

Number of Mortgage Loans with
   Unknown FICO Score                 0

Percentage of Mortgage Loans with
   Unknown FICO Score                 0.00%


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Description of the Certificates

The issuing entity will issue nine classes of certificates, seven of which are offered by this free writing prospectus:

                    Initial Certificate
                         Principal                                                               Initial       Initial
                      Balance/Initial                                       Last Scheduled        Rating        Rating
      Class         Notional Amount (1)               Type                 Distribution Date   (Moody's)(2)    (S&P)(2)
 ----------------   -------------------   -----------------------------    -----------------   ------------    --------
 Offered
 Certificates
 A-1.............       $301,000,000         Senior/Adjustable Rate           August 2021          Aaa           AAA
 A-2.............       $281,117,000           Senior/Fixed Rate              August 2021          Aaa           AAA
 A-3.............       $155,972,000           Senior/Fixed Rate              August 2021          Aaa           AAA
 A-4.............       $ 35,911,000           Senior/Fixed Rate              August 2021          Aaa           AAA
 A-5.............       $ 86,000,000         Senior/Fixed Rate/NAS            August 2021          Aaa           AAA
  A-IO............           (3)          Senior/Notional/Variable Rate       August 2006          Aaa           AAA
 A-R.............       $        100          Senior/REMIC Residual            April 2006          Aaa           AAA
 Non-Offered
 Certificates (4)

 P...............       $        100(5)         Prepayment Charges                N/A              N/R           N/R
 C...............           N/A                     Residual                      N/A              N/R           N/R

----------

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) For the purposes of calculating distributions payable to this class of certificates on a distribution date through the August 2006 distribution date, this class of certificates will have a notional amount equal to the lesser of (1) the sum of the principal balance of the mortgage loans and the amounts on deposit in the pre-funding account, each as of the first day of the related due period and (2) the notional amount specified in the table below. After the August 2006 distribution date, this class of certificates will no longer be entitled to any distributions. See "Description of the Certificates--Class A-IO Certificates."

                      Distribution Date    Notional Amount
                      -----------------    ---------------
                         April 2006         $352,623,489
                          May 2006          $170,299,317
                         June 2006          $153,854,524
                         July 2006          $150,216,434
                        August 2006         $139,876,965

(4) The Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

(5) The Class P Certificates also will have a notional amount equal to the aggregate stated principal balance of the mortgage loans as of the cut-off date.


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The certificates will also have the following characteristics:

                                                                Interest Accrual
     Class       Pass-Through Rate (1)      Accrual Period         Convention
 --------------  ---------------------      --------------         ----------
 Offered
 Certificates
 A-1...........    LIBOR + 0.110% (2)             (3)            Actual/360 (4)
 A-2...........         5.54900%                  (5)              30/360 (6)
 A-3...........         5.59700%                  (5)              30/360 (6)
 A-4...........         5.89900%                  (5)              30/360 (6)
 A-5...........         5.59700%                  (5)              30/360 (6)
 A-IO..........        4.00% (7)                  (5)              30/360 (6)
 A-R...........           (8)                     N/A                  N/A
 Non-Offered
 Certificates
 P.............           N/A                     N/A                  N/A
 C.............           N/A                     N/A                  N/A

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(1)   If on any distribution date, the pass-through rate for a class of interest-bearing certificates (other than the Class A-IO Certificates) is based on the interest rate cap, the holders of the applicable certificates will be entitled to receive the resulting shortfall from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "Description of the Certificates -- Overcollateralization Provisions" and, in the case of the Class A-1 Certificates only, from payments allocated to the issuing entity (if any) in respect of the interest rate corridor contract to the extent available for that purpose as described in this free writing prospectus under "Description of the Certificates -- Distributions -- Distributions of Funds from the Corridor Contract." Any shortfalls resulting from the application of the interest rate cap will not be covered by the certificate guaranty insurance policy.

(2) The pass-through rate for this class of offered certificates may adjust monthly based on changes in LIBOR which is the underlying index used in determining the pass-through rate. LIBOR refers to one-month LIBOR for the related accrual period calculated as described in this free writing prospectus under "Description of the Certificates -- Calculation of One-Month LIBOR."

(3) The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(4) Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(5) The accrual period for any distribution date will be the calendar month before the month of that distribution date. However, the Class A-IO Certificates will settle without accrued interest.

(6) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(7) The pass-through rate for the Class A-IO Certificates will be equal to the lesser of (1) 4.00% per annum and (2) the interest rate cap described in the definition of pass-through rate under "Description of the Certificates -- Glossary of Terms - Definitions related to Interest Calculations and Distributions."

(8)   The Class A-R Certificates will not accrue any interest.


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Designations

    Designation              Class of Certificates
-------------------   -----------------------------------
Class A               Adjustable Rate Certificates and

  Certificates:       Fixed Rate Certificates
Adjustable Rate       Class A-1 Certificates

  Certificates:

Fixed Rate            Class A-2, Class A-3, Class A-4 and
  Certificates:       Class A-5 Certificates
Notional Amount       Class A-IO Certificates

  Certificates:

Offered               Class A-1, Class A-2, Class A-3,
  Certificates:       Class A-4, Class A-5, Class A-IO
                      and Class A-R Certificates

Record Date

Class A-1 Certificates:

The business day immediately preceding a distribution date, or if the Class A-1 Certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Offered Certificates other than the Class A-1 Certificates:

The last business day of the month preceding the month of a distribution date.

Denominations

Offered Certificates other than the Class A-IO and Class A-R Certificates:

$25,000 and multiples of $1,000.

Class A-IO Certificates:

$100,000 (Notional Amount) and multiples of $1.

Class A-R Certificates:

Two certificates of $99.95 and $0.05, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on April 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o     any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 5.

There are certain circumstances that could reduce the amount of interest paid to you.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The amount of principal payments to be made on the Class A Certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses as described below are subtracted):


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o     scheduled payments of interest on the mortgage loans collected during the applicable period,

o interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation,

o interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans,

o liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest),

o net proceeds from the second mortgage bulk insurance policy allocable to interest,

o any payments made by the sponsor under its loss coverage obligation described under "Description of the Certificates -- Sponsor Loss Coverage Obligation" in this free writing prospectus that are allocable to interest, and

o the amount, if any, of the seller interest shortfall payment paid by Countrywide Home Loans, Inc. on any distribution date on or prior to the June 2006 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will generally consist of the following amounts (after fees and expenses as described below are subtracted):

o scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer,

o     prepayments collected in the applicable period;

o the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer,

o the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan,

o liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal),

o net proceeds from the second mortgage bulk insurance policy allocable to principal,

o any payments made by the sponsor under its loss coverage obligation described under "Description of the Certificates -- Sponsor Loss Coverage Obligation" in this free writing prospectus that are allocable to principal, and

o excess interest (to the extent available) to reach or maintain the targeted overcollateralization level as described under "Description of the Certificates -- Overcollateralization Provisions" in this free writing prospectus, and

o the amount (if any) remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o the master servicing fee and additional servicing compensation (as described in this free writing prospectus under "Description of the Certificates -- Withdrawals from the Certificate Account" and "--Withdrawals from the Distribution Account") due to the master servicer,

o     the portion of the trustee fee due to the trustee,

o amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed,

o the premium payable to the mortgage insurer in connection with the second mortgage bulk insurance policy,

o all prepayment charges (which are distributable only to the Class P Certificates), and

o all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed.

Any amounts netted from the amount available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the


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stated principal balance of that mortgage loan multiplied by 0.50% per annum
(referred to as the servicing fee rate).

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Payments; Distributions of Interest

In general, on any distribution date, interest funds will be distributed in the following order:

o to the certificate insurer, the monthly premium for the certificate insurance policy,

o     to the Class A-IO Certificates, current interest,

o concurrently, to each class of Class A Certificates, current interest, pro rata, based on their respective entitlements,

o     to the certificate insurer, any unpaid insurer reimbursement amounts,

o concurrently, to each class of Class A Certificates, interest accrued but not previously paid with respect to prior distribution dates, pro rata, based on their respective entitlements, and

o     any remaining interest funds to be distributed as part of excess cashflow.

Priority of Payments; Distributions of Principal

General

In general, on any distribution date, principal funds will be distributed in the following order:

o to the certificate insurer, any unpaid monthly premium for the certificate insurance policy remaining after application of interest funds,

o to the Class A and Class A-R Certificates, principal up to the principal distribution amount for that distribution date in the order of priority described below,

o to the certificate insurer, any unpaid insurer reimbursement amounts remaining after application of interest funds, and

o any remaining principal funds to be distributed as part of excess cashflow.

The amount of principal distributed to the Class A Certificates will differ depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a delinquency trigger event is in effect.

Principal Distributions on the Class A Certificates

On any distribution date, the principal distribution amount will be distributed to the Class A Certificates in the following order:

o to the Class A-5 Certificates, the NAS principal distribution amount (which is zero for the first three years and will increase as described under "Description of the Certificates--Distributions--Principal" in this free writing prospectus), until its class principal balance is reduced to zero, and

o sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in each case until the class principal balance of that class of certificates is reduced to zero.

Effect of the Stepdown Date if a Delinquency Trigger Event is not in Effect

On any distribution date, available principal funds will be distributable as principal on the Class A Certificates in an amount based on the targeted level of overcollateralization. The targeted level of overcollateralization is subject to reduction after the stepdown date. The targeted level of overcollateralization will increase if a delinquency trigger event occurs. The amounts distributable as principal to the Class A Certificates are described in more detail under "Description of the Certificates -- Distributions -- Distributions of Principal" in this free writing prospectus.

Delinquency Trigger Events

A "delinquency trigger event" refers to certain specified levels of delinquencies on the mortgage loans. If a delinquency trigger event is in effect on a distribution date, the targeted level of overcollateralization will increase which may result in a larger distribution of principal on the Class A Certificates.

The Stepdown Date


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The stepdown date will be the later of:

      o     the October 2008 distribution date; and

      o the first distribution date on which the aggregate principal balance of the mortgage loans as of the end of the related due period (after giving effect to principal prepayments received during the prepayment period that ends during that due period) is less than 50% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) will be distributed in the following order to the extent of the remaining excess cashflow:

o on each distribution date beginning with the September 2006 distribution date, to the class or classes of certificates then entitled to distributions of principal, the amounts necessary to build or restore overcollateralization to the target overcollateralization level;

o concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements, in an amount equal to the unpaid realized loss amount for each such class;

o to each class of Class A Certificates (in the case of the Class A-1 Certificates, after payments of amounts available (if any) under the corridor contract) pro rata, to the extent needed to pay any unpaid net rate carryover for the Class A Certificates;

o to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

"Overcollateralization" refers to the amount by which the aggregate stated principal balance of the mortgage loans and any remaining related pre-funded amount, exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will not exceed the initial aggregate certificate principal balance of the interest-bearing certificates, so there will be no overcollateralization on the closing date.

The targeted amount of overcollateralization will remain at zero through the distribution date in August 2006. After the August 2006 distribution date, the targeted amount of overcollateralization will equal 0.80% of the sum of the aggregate stated principal balance of the mortgage loans as of the initial cut-off date and any amounts on deposit in the pre-funding account on the closing date. If a delinquency trigger event is in effect on a distribution date, the targeted amount of overcollateralization will increase to 1.60% of the sum of the aggregate stated principal balance of the mortgage loans as of the initial cut-off date and any amounts on deposit in the pre-funding account on the closing date. The targeted amount of overcollateralization will also change on and after the stepdown date. If the amount of overcollateralization is below the targeted level for a distribution date, excess interest on the mortgage loans (if any) will be used to reduce the aggregate certificate principal balance of the Class A Certificates, until the required level of overcollateralization has been reached or restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans.

Loan Insurance

United Guaranty Residential Insurance Company of North Carolina, a North Carolina corporation, will issue a second mortgage bulk insurance policy that will cover, as of the end of the funding period, mortgage loans with principal balances equaling approximately 77.7% of the sum of the aggregate


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                                       9

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stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. The mortgage loans covered by the second mortgage bulk insurance policy were selected by the mortgage insurer from the mortgage pool in accordance with its selection criteria. Subject to certain limitations, the second mortgage bulk insurance policy will generally be available to cover losses resulting from the failure by the borrowers to make scheduled payments on the covered mortgage loans that are not subject to a policy exclusion, up to an aggregate amount equal to 8.50% of the aggregate principal balance of the covered mortgage loans which is expected to be approximately $56,818,555 as of the end of the funding period.

Loss Coverage Provided by the Sponsor

The sponsor will make payments to the issuing entity pursuant to a corporate guaranty to the extent of any claim on the mortgage loans covered by the second mortgage bulk insurance policy that is fully or partially denied payment by the mortgage insurer due to a policy exclusion. The loss coverage obligation will initially be equal to approximately $8,600,000 which is 1.00% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate. The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by the mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as "excess interest" and will be distributed as part of the excess cashflow as described under "--Excess Cashflow" above.

Certificate Guaranty Insurance Policy

The Class A Certificates have the benefit of a certificate guaranty insurance policy pursuant to which Ambac Assurance Corporation will unconditionally and irrevocably guarantee certain payments on the Class A Certificates on each distribution date subject to certain terms and conditions set forth in the certificate guaranty insurance policy.

The Corridor Contract

Countrywide Home Loans, Inc. has purchased an interest rate corridor contract for the benefit of the Class A-1 Certificates, which will be assigned to The Bank of New York, in its capacity as corridor contract administrator, on the closing date.

On or prior to the corridor contract termination date, the corridor contract counterparty will be required to make monthly payments to the corridor contract administrator, if one-month LIBOR for the related distribution date exceeds a specified rate, subject to a maximum rate. Payments made under the corridor contract will be made to the corridor contract administrator and allocated between the issuing entity and Countrywide Home Loans, Inc. as described in "Description of the Certificates -- The Corridor Contract" in this free writing prospectus.

The amounts allocated to the issuing entity in respect of the corridor contract will be available to the Class A-1 Certificates to cover net rate carryover.

Any amounts received in respect of the corridor contract and allocated to the issuing entity for a distribution date that are not used on that date to cover net rate carryover on the Class A-1 Certificates will be distributed to the holders of the Class C Certificates and will not be available thereafter for payment of net rate carryover on the Class A-1 Certificates.

Allocation of Losses

Realized losses on the mortgage loans will be allocated to the certificates as described in this free writing prospectus under "Description of the Certificates--Applied Realized Loss Amounts."

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.


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                                       10

--------------------------------------------------------------------------------

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders or the certificate insurer in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to or below 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the master servicer exercises the optional termination right it will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the assets held in the carryover reserve fund, the pre-funding account and the issuing entity's rights with respect to payments received under the corridor contract) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of "regular interests" in the master REMIC identified in the pooling and servicing agreement and a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

Legal Investment Considerations

The certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the mortgages securing the mortgage loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the certificates.

ERISA Considerations

Generally, the offered certificates (other than the Class A-R Certificates) may be purchased by a pension, employee benefit, or other plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a plan, so long as certain conditions are met.


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                                       11

                                THE MORTGAGE POOL

General

      CWHEQ, Inc. (the "Depositor") will purchase the Mortgage Loans from Countrywide Home Loans, Inc. and one or more other sellers affiliated with Countrywide Financial Corporation (each of which is referred to in this free writing prospectus as a "Seller" and together they are referred to as the "Sellers") pursuant to a Pooling and Servicing Agreement dated as of March 1, 2006 among the Sellers, Countrywide Home Loans Servicing LP, as master servicer (the "Master Servicer"), the Depositor, The Bank of New York, as trustee (the "Trustee") and The Bank of New York (Delaware), as co-trustee (the "Co-Trustee"), and will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the holders of the Certificates and the Certificate Insurer.

      Set forth in Annex A hereto is certain statistical information based on scheduled principal balances as of March 1, 2006, which is the "Statistical Calculation Date," concerning a pool of mortgage loans that the Depositor believes is representative of the mortgage loans to be included in the issuing entity. This pool of mortgage loans is referred to as the "Statistical Calculation Pool," and the mortgage loans are referred to as the "Statistical Calculation Pool Mortgage Loans."

                         SERVICING OF THE MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

      The Master Servicer will be paid a monthly fee (the "Master Servicing Fee") from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The "Servicing Fee Rate" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "-- Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

      The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period ("Prepayment Interest Excess"), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee and the Co-Trustee in connection with their respective responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans

      When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("Due Dates"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment Period to related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a "Prepayment Interest Shortfall") could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as "Compensating Interest" and will be reflected in the distributions to holders of the

Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed. Any shortfall in interest distributions to the Class A certificateholders resulting from Prepayment Interest Shortfalls will not be covered by the Certificate Insurance Policy.

Certain Modifications and Refinancings

      Countrywide Home Loans will be permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master Servicer will be permitted to agree to the rate reduction provided that (i) Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the Certificates. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed Advances of principal and interest on the Mortgage Loan made by the Master Servicer. Countrywide Home Loans will remit the purchase price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

      The CWHEQ, Inc., Home Equity Loan Asset Backed Certificates, Series 2006-S1 (the "Certificates") will consist of: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-IO, Class A-R, Class P and Class C Certificates.

      When describing the Certificates in this free writing prospectus we use the following terms:

       Designation                             Class of Certificates
-----------------------------      ---------------------------------------------
Class A Certificates               Class A-1, Class A-2, Class A-3, Class A-4
                                   and Class A-5 Certificates

Adjustable Rate Certificates       Class A-1 Certificates

Fixed Rate Certificates            Class A-2, Class A-3, Class A-4 and Class A-5
                                   Certificates

Notional Amount Certificates       Class A-IO Certificates

Offered Certificates               Class A-1, Class A-2, Class A-3, Class A-4,
                                   Class A-5, Class A-IO and Class A-R
                                   Certificates

The Certificates are generally referred to as the following types:

                Class                           Type
          -----------------------       -----------------------------
          Class A-1                     Senior/Adjustable Rate

          Class A-2                     Senior/Fixed Rate

          Class A-3                     Senior/Fixed Rate

          Class A-4                     Senior/Fixed Rate

          Class A-5                     Senior/Fixed Rate/NAS

          Class A-IO                    Senior/Notional/Variable Rate

          Class A-R                     Senior/REMIC Residual

          Class P                       Prepayment Charges

          Class C                       Residual

          Class A-IO Certificates

      The Class A-IO Certificates will not have principal balances and their holders will not be entitled to distributions of principal. The "Notional Amount" of the Class A-IO Certificates for any Distribution Date through the August 2006 Distribution Date will be the lesser of (1) the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the balance on deposit in the Pre-Funding Account, each as of the first day of the related Due Period and (2) the Notional Amount specified in the table below.

                     Distribution Date     Notional Amount
                     -----------------     ---------------
                        April 2006          $352,623,489
                         May 2006           $170,299,317
                        June 2006           $153,854,524
                        July 2006           $150,216,434
                       August 2006          $139,876,965

      After the August 2006 Distribution Date, the Notional Amount of the Class A-IO Certificates will be $0 and the Class A-IO Certificates will no longer be entitled to any distributions.

Book-Entry Certificates; Denominations

      The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or the Euroclear System ("Euroclear"), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates (other than the Class A-IO Certificates) may be held in minimum denominations representing Certificate Principal Balances of $25,000 and integral multiples of $1,000 in excess thereof. Beneficial interests in the Class A-IO Certificates may be held in minimum denominations representing Notional Amounts of $100,000 and integral multiples of $1 in excess thereof. Except as set forth under "Description of the Securities--Book-Entry Registration of Securities" in the prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and

Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

Glossary of Terms

      The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

      General Definitions.

      "Adjusted Net Mortgage Rate" with respect to each Mortgage Loan means the Mortgage Rate less the related Expense Fee Rate.

      "Business Day" is any day other than:

            (1) a Saturday or Sunday or

            (2) a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

      "Certificate Principal Balance" means for any class of Class A Certificates, the aggregate outstanding principal balance of all Certificates of the class, less:

            (1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal, including in the case of the Class A Certificates, any payments of principal under the Certificate Insurance Policy; and

            (2) the Applied Realized Loss Amounts allocated to the class;

      provided, however, that

o if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Class A Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, pro rata, by the amount of Subsequent Recoveries collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class). However, to the extent an Applied Realized Loss Amount with respect to any class of Class A Certificates was covered under the Certificate Insurance Policy, the Certificate Principal Balance of that class will not be increased by any related Subsequent Recovery otherwise payable to the holder of that class, and such Subsequent Recovery will instead be paid the Certificate Insurer to the extent of the Applied Realized Loss Amount covered under the Certificate Insurance Policy, and

o any payment of principal under the Certificate Insurance Policy up to the amount of the Applied Realized Loss Amount in respect of any class of Class A Certificates will not result in a further reduction of the Certificate Principal Balance of that class of Class A Certificates.

      After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Class A Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

      Exclusively for the purpose of determining any subrogation rights of the Certificate Insurer under the Pooling and Servicing Agreement, the "Certificate Principal Balance" of the Class A Certificates is not reduced by the amount of any payments made by the Certificate Insurer in respect of principal on the Class A Certificates under the Certificate Insurance Policy, except to the extent that the payment has been reimbursed to the Certificate Insurer pursuant to the provisions of the Pooling and Servicing Agreement.

      "Distribution Date" means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in April 2006.

      "Due Period" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

      "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

      "Final Recovery Determination" means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

      "Insurance Proceeds" means all proceeds of any insurance policy (including, without limitation, the Mortgage Insurance Policy) received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

      "Liquidation Proceeds" means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses). To the extent that any proceeds of the liquidation of a Mortgage Loan are recovered by United Guaranty in connection with a claim paid under the Mortgage Insurance Policy, pursuant to United Guaranty's subrogation rights under the terms of that policy, such proceeds will not be included in the Liquidation Proceeds available to the issuing entity.

      "Percentage Interest" with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

      "Record Date" means:

            (1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

            (2) in the case of the Offered Certificates other than the Adjustable Rate Certificates, the last Business Day of the month preceding the month of the Distribution Date.

      "Subsequent Recoveries" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds" received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

      Definitions related to Interest Calculations and Distributions.

      "Accrual Period" for any Distribution Date, means (i) for the Adjustable Rate Certificates, the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution
Date) to and including the day prior to the current Distribution Date and (ii) for the Fixed Rate Certificates and the Class A-IO Certificates, the calendar month before the month of that Distribution Date.

      "Certificate Insurance Premium" means for any Distribution Date the fee payable to the Certificate Insurer in respect of its services as Certificate Insurer that accrues at the Certificate Insurance Premium Rate for the Class A Certificates on a balance equal to the aggregate Certificate Principal Balance of the Class A Certificates on each Distribution Date (after giving effect to any distributions of principal to be made on such Distribution Date). The Certificate Insurance Premium shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

      "Certificate Insurance Premium Rate" means a rate equal to 0.150% per annum.

      "Certificate Insurer Reimbursement Amount" means, with respect to any Distribution Date, (i) all Insured Payments paid by the Certificate Insurer for which the Certificate Insurer has not been reimbursed prior to the Distribution Date, plus (ii) interest accrued on the Insured Payments not previously repaid calculated at the Late Payment Rate from the date the Insured Payments were made, plus (iii) any other amounts then due and owing to the Certificate Insurer under the insurance and indemnity agreement relating to the Certificate Insurance Policy plus interest accrued on such amounts not previously reimbursed calculated at the Late Payment Rate.

      "Current Interest" with respect to each class of interest-bearing Certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

      "Expense Fee Rate" with respect to each Mortgage Loan is equal to the sum of (i) the Servicing Fee Rate and the Trustee Fee Rate and (ii) with respect to a Covered Mortgage Loan, the Mortgage Insurance Premium Rate. As of the Initial Cut-off Date, the weighted average Expense Fee Rate is expected to equal approximately 1.283% per annum.

      "Interest Carry Forward Amount," with respect to each class of interest-bearing Certificates and each Distribution Date, is the excess of:

            (a) Current Interest for such class with respect to prior Distribution Dates over

            (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

      "Interest Determination Date" means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

      "Interest Funds" means for any Distribution Date, (1) the Interest Remittance Amount for that Distribution Date, less (2) the Trustee Fee for the Distribution Date, less (3) the Mortgage Insurance Premium for the Covered Loans for such Distribution Date.

      "Interest Remittance Amount" means with respect to any Distribution Date:

            (a) the sum, without duplication, of:

                  (1) all scheduled interest collected during the related Due
            Period, less the related Master Servicing Fee,

                  (2) all interest on prepayments, other than Prepayment
            Interest Excess,

                  (3) all Advances relating to interest,

                  (4) all Compensating Interest,

                  (5) all Liquidation Proceeds collected during the related Due
            Period (to the extent that the Liquidation Proceeds relate to interest),

                  (6) any payments received under the Mortgage Insurance Policy attributable to interest for the related Due Period,

                  (7) any Loss Coverage Payment attributable to interest for the related Due Period, and

                  (8) any Seller Shortfall Interest Requirement, less

            (b) all Advances relating to interest and certain expenses reimbursed during the related Due Period.

      "Mortgage Insurance Premium" means for any Distribution Date the fee payable to the Mortgage Insurer that accrues at the Mortgage Insurance Premium Rate on a balance equal to the aggregate Stated Principal Balance of the Covered Loans for the Distribution Date. The Mortgage Insurance Premium shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

      "Mortgage Insurance Premium Rate" means a rate equal to 0.996% per annum.

      "Net Rate Cap" for each Distribution Date means (1) the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), less (2) the Certificate Insurance Premium Rate, times a fraction, the numerator of which is
(a) the aggregate Certificate Principal Balance of the Class A Certificates and the denominator of which is (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account as of the first day of that Due Period. The Net Rate Cap is adjusted in the case of the Class A-1 Certificates only, to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year.

      "Net Rate Carryover" for a class of Class A Certificates on any Distribution Date means the excess of:

            (1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

            (2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

      plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

      Any Net Rate Carryover for the Class A Certificates will not be covered by the Certificate Insurance Policy.

      "Pass-Through Margin" for the Class A-1 Certificates is 0.11%.

      "Pass-Through Rate" with respect to each Accrual Period and the Class A-1 Certificates means a per annum rate equal to the lesser of:

            (1) One-Month LIBOR for the Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for the class and Accrual Period, and

            (2) the applicable Net Rate Cap for the related Distribution Date.

      "Pass-Through Rate" with respect to each Accrual Period and the Fixed Rate Certificates means a per annum rate equal to the lesser of:

            (1) the per annum fixed rate for the class set forth in the table below, and

            (2) the applicable Net Rate Cap for the related Distribution Date.

          Class A-2..................................      5.54900%
          Class A-3..................................      5.59700%
          Class A-4..................................      5.89900%
          Class A-5..................................      5.59700%

      "Pass-Through Rate" with respect to each Accrual Period and the Class A-IO Certificates means a per annum rate equal to the lesser of:

            (1) 4.00%, and

            (2) the product of (x) the Net Rate Cap, minus the weighted average Pass-Through Rate of the Class A Certificates for that Accrual Period (adjusting the Pass-Through Rate of the Class A-1 Certificates to an effective rate reflecting the calculation of interest on the basis of a 360-day year consisting of twelve 30-day months) and (y) a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) and the denominator of which is the Notional Amount of the Class A-IO Certificates for the related Distribution Date.

      "Seller Shortfall Interest Requirement" with respect to the Master Servicer Advance Date in each of April 2006, May 2006 and June 2006 means the sum of:

            (a) the product of (1) the excess of the aggregate Stated Principal Balance for the Distribution Date of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period, over the aggregate Stated Principal Balance for the Distribution Date of the Mortgage Loans (including the Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any) (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12; and

            (b) the product of (1) the amount on deposit in the Pre-Funding Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12.

      "Trustee Fee Rate" means a rate equal to 0.009% per annum.

         Definitions related to Principal Calculations and Distributions.

      "Class A Principal Distribution Amount" for any Distribution Date means the excess of:

            (1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date, over

            (2) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the Overcollateralization Target Amount for such Distribution Date.

      A "Delinquency Trigger Event" is in effect with respect to any Distribution Date (i) prior to the Stepdown Date if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds 3.50% and
(ii) on or after the Stepdown Date if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds 4.50%.

      "Excess Overcollateralization Amount" for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

      "Extra Principal Distribution Amount" with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow.

      "NAS Principal Distribution Amount" for any Distribution Date means the product of:

            (1) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-5 Certificates and the denominator of which is the aggregate Certificate Principal Balance of the Class A Certificates, in each case immediately prior to the Distribution Date,

            (2) any amounts to be distributed to the Class A Certificates on the Distribution Date pursuant to clause (2) under "--Distributions--Distributions of Principal" below and

            (3) the applicable percentage for the Distribution Date set forth in the following table:

                       Distribution Date                     Percentage
                       -----------------                     ----------

                   April 2006 -- March 2009                      0%
                   April 2009 -- March 2011                      45%
                   April 2011 -- March 2012                      80%
                   April 2012 -- March 2013                     100%
                   April 2013 and thereafter                    300%

      "Overcollateralization Deficiency Amount" with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

      "Overcollateralization Reduction Amount" for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for the Distribution Date.

      "Overcollateralization Target Amount" means with respect to any Distribution Date:

            (1) through the Distribution Date in August 2006, $0,

            (2) after the Distribution Date in August 2006 and prior to the Stepdown Date, an amount equal to 0.80% of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, and

            (3) on or after the Stepdown Date, the greatest of

                  (a) 1.60% of the aggregate Stated Principal Balance of the
            Mortgage Loans for the current Distribution Date,

                  (b) an amount equal to 0.50% of the sum of the aggregate
            Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, and

                  (c) two times an amount equal to (i) 50% of the aggregate
            Stated Principal Balance of the Mortgage Loans that are 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties), minus (ii) four times Interest Funds remaining after payment of current interest on the Certificates and the Certificate Insurance Premium on that Distribution Date; and

      provided, however, that if a Delinquency Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will equal 1.60% of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

      "Overcollateralized Amount" for any Distribution Date means the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Class A Certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amounts to be made on the Distribution Date).

      "Principal Distribution Amount" with respect to each Distribution Date means the sum of:

            (1) the Principal Remittance Amount for the Distribution Date,

            (2) the Extra Principal Distribution Amount for the Distribution
      Date,

            (3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom), minus

            (4) the Overcollateralization Reduction Amount for the Distribution Date.

      "Principal Remittance Amount" with respect to any Distribution Date means:

            (a) the sum, without duplication, of:

                  (1) the scheduled principal collected during the related Due
            Period or advanced with respect to the Distribution Date,

                  (2) prepayments collected in the related Prepayment Period,

                  (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

                  (4) the amount, if any, by which the aggregate unpaid
            principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans,

                  (5) any payments received under the Mortgage Insurance Policy attributable to principal for the related Due Period,

                  (6) any Loss Coverage Payment attributable to principal for the related Due Period, and

                  (7) all Liquidation Proceeds (to the extent that the
            Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

            (b) all Advances relating to principal and certain expenses reimbursed during the related Due Period.

      "Realized Loss" means with respect to any defaulted Mortgage Loan, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated.

      "Rolling Sixty-Day Delinquency Rate" with respect to any Distribution Date means the average of the Sixty-Day Delinquency Rates for the Distribution Date and the two immediately preceding Distribution Dates.

      "Sixty-Day Delinquency Rate" with respect to any Distribution Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans.

      "Stepdown Date" is the later to occur of:

            (a) the Distribution Date in October 2008, and

            (b) the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date is less than 50% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

      "Unpaid Realized Loss Amount" means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Deposits to the Certificate Account

      The Master Servicer will establish and initially maintain a certificate account (the "Certificate Account") for the benefit of the Trustee on behalf of the certificateholders and the Certificate Insurer. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, N.A., which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

            (1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

            (2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

            (3) all Insurance Proceeds (including proceeds from the Mortgage Insurance Policy), Liquidation Proceeds and Subsequent Recoveries,

            (4) all payments made by the Master Servicer in respect of Compensating Interest,

            (5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the Pooling and Servicing Agreement,

            (6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

            (7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

            (8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

            (9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

            (10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

            (11) all Advances.

      On the Business Day prior to the Master Servicer Advance Date in each of April 2006, May 2006 and June 2006, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Shortfall Interest Requirement (if any) for the Master Servicer Advance Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities" in the prospectus.

Withdrawals from the Certificate Account

      The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

            (1) to pay to the Master Servicer the Master Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under "Servicing of the Mortgage Loans -- Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

            (2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto (other than proceeds of the Mortgage Insurance Policy)) with respect to which the Advance was made,

            (3) to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee and the Certificate Insurer an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance),

            (4) to reimburse the Master Servicer from Insurance Proceeds (other than proceeds of the Mortgage Insurance Policy) for expenses incurred by the Master Servicer and covered by the related insurance policies,

            (5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies ("Servicing Advances"), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

            (6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

            (7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

            (8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

            (9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

      In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "Distribution Account Deposit Date"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

      The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6) above.

Deposits to the Distribution Account

      The Trustee will establish and maintain a distribution account (the "Distribution Account") on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

            (1) the aggregate amount remitted by the Master Servicer to the Trustee,

            (2) any Loss Coverage Payments made by the Sponsor,

            (3) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account, and

            (4) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

      The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and payment to the Certificate Insurer as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

            (1) to pay the Trustee Fee to the Trustee,

            (2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

            (3) to pay the Co-Trustee (for payment to the Mortgage Insurer), the applicable Mortgage Insurance Premium,

            (4) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

            (5) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and
      (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under "--Withdrawals from the Certificate Account" above,

            (6) to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (3) under "--Withdrawals from the Certificate Account", and

            (7) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See " -- Reports to Certificateholders" in this free writing prospectus. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

      The Certificate Account, the Distribution Account and the Pre-Funding Account. All funds in the Certificate Account, the Distribution Account and the Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

      o the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

      o the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein.

      The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans' own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding Account and made in accordance with the Pooling and Servicing Agreement.

      Carryover Reserve Fund. Funds in the Carryover Reserve Fund may be invested in Permitted Investments in respect of amounts received under the Corridor Contract, at the written direction of the majority holder of the Class C Certificates.

      If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund in respect of amounts received under the Corridor Contract in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund and made in accordance with the Pooling and Servicing Agreement.

Fees and Expenses

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

    Type / Recipient (1)                            Amount                           General Purpose
-----------------------------     ----------------------------------------------     ---------------
Fees

Master Servicing Fee /            One-twelfth of the Servicing Fee Rate               Compensation
Master Servicer                   multiplied by the Stated Principal Balance of
                                  each Mortgage Loan (3)

Additional Servicing              o Prepayment Interest Excess (4)                    Compensation
Compensation / Master
Servicer
                                  o All late payment fees, assumption                 Compensation
                                    fees and other similar charges (excluding
                                    prepayment charges)
                                  o        All investment income earned on            Compensation
                                    amounts on deposit in the Certificate
                                    Account and Distribution Account

                                  o Excess Proceeds (5)                               Compensation


Trustee Fee (the "Trustee         One-twelfth of the Trustee Fee Rate                 Compensation
Fee") / Trustee                   multiplied by the sum of (i) the aggregate
                                  Stated Principal Balance of the outstanding
                                  Mortgage Loans and (ii) any amounts remaining
                                  in the Pre-Funding Account (excluding any
                                  investment earnings thereon) (6)

Certificate Insurance             Certificate Insurance Premium (7)                   Compensation
Premium / Certificate Insurer
Expenses

Mortgage Insurance Premium /      With respect to each Covered Mortgage Loan,         Expense
Mortgage Insurer                  one-twelfth of Mortgage Insurance Premium
                                  Rate for that Mortgage Loan multiplied by the
                                  Stated Principal Balance of that Mortgage
                                  Loan (9)

Insurance expenses / Master       Expenses incurred by the Master Servicer            Reimbursement of
Servicer                                                                              Expenses

    Type / Recipient (1)                      Source (2)                                  Frequency
-----------------------------     ----------------------------------------------       ------------
Fees

Master Servicing Fee /            Collections with respect to each Mortgage                 Monthly
Master Servicer                   Loan and any Liquidation Proceeds or
                                  Subsequent Recoveries

Additional Servicing              Interest collections with respect to each            Time to time
Compensation / Master             Mortgage Loan
Servicer
                                  Payments made by obligors with respect to            Time to time
                                  the Mortgage Loans

                                  Investment income related to the Certificate              Monthly
                                  Account and Distribution Account

                                  Liquidation Proceeds and Subsequent                  Time to time
                                  Recoveries with respect to each Mortgage Loan

Trustee Fee (the "Trustee         Interest Remittance Amount                                Monthly
Fee") / Trustee





Certificate Insurance             Interest Funds and the Principal                          Monthly
Premium / Certificate Insurer     Distribution Amount (8)
Expenses

Mortgage Insurance Premium /      Interest collections on the related Mortgage              Monthly
Mortgage Insurer                  Loan(s)




Insurance expenses / Master       To the extent the expenses are covered by an         Time to time
Servicer                          insurance policy with respect to the
                                  Mortgage Loan

    Type / Recipient (1)                            Amount                           General Purpose
-----------------------------     ----------------------------------------------     ---------------
Servicing Advances / Master       To the extent of funds available, the amount        Reimbursement of
Servicer                          of any Servicing Advances (10)                      Expenses




Indemnification expenses /        Amounts for which the Sellers, the Master           Indemnification
the Sellers, the Master           Servicer, the NIM Insurer and Depositor are
Servicer, the NIM Insurer         entitled to indemnification (11)
and the Depositor

Certificate Insurer               Certificate Insurer Reimbursement Amount (12)       Reimbursement of
Reimbursement Amount /                                                                Expenses
Certificate Insurer

    Type / Recipient (1)                      Source (2)                                  Frequency
-----------------------------     ----------------------------------------------       ------------
Servicing Advances / Master       With respect to each Mortgage Loan, late             Time to time
Servicer                          recoveries of the payments of the costs
                                  and expenses, Liquidation Proceeds, Subsequent
                                  Recoveries, purchase proceeds or repurchase
                                  proceeds for that Mortgage Loan (8)

Indemnification expenses /        Amounts on deposit on the Certificate                     Monthly
the Sellers, the Master           Account on any Distribution Account Deposit
Servicer, the NIM Insurer         Date, following the transfer to the
and the Depositor                 Distribution Account

Certificate Insurer               Interest Funds and the Principal                          Monthly
Reimbursement Amount /            Distribution Amount (8)

----------
(1) If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement. See "-- Amendment" in this free writing prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3) The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of the Mortgage Loans -- Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4) Prepayment Interest Excess is described above in the free writing prospectus under "Servicing of the Mortgage Loans -- Servicing Compensation and Payment of Expenses."

(5) Excess Proceeds is described above in this free writing prospectus under "-- Glossary of Terms -- General Definitions."

(6)   The Trustee Fee Rate will equal 0.009% per annum.

(7) The Certificate Insurance Premium Rate will equal 0.150% per annum. The Certificate Insurance Premium is described above in this free writing prospectus under "-- Glossary of Terms -- Definitions related to Interest Calculations and Distributions."

(8) The order and priority in which the Certificate Insurer is paid these amounts from Interest Funds and the Principal Distribution Amount is set forth under "-- Distributions -- Distributions of Interest" and "-- Distributions -- Distributions of Principal" in this free writing prospectus.

(9) The Mortgage Insurance Premium Rate will equal 0.996% per annum. The Mortgage Insurance Premium is described above in this free writing prospectus under "-- Glossary of Terms -- Definitions related to Interest Calculations and Distributions."

(10) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(11) Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses as described in this free writing prospectus under "-- Certain Matters Regarding the Master Servicer, the Depositor, the Sellers and the NIM Insurer."

(12) The Certificate Insurer Reimbursement Amount is described above in this free writing prospectus under "-- Glossary of Terms -- Definitions related to Principal Calculations and Distributions."

Distributions

      General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

      Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more or who holds a Notional Amount Certificate and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

      On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

      Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing Certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period and any Interest Carry Forward Amount.

      All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. All calculations of interest on the Fixed Rate Certificates and the Class A-IO Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

      The Pass-Through Rate for the Adjustable Rate Certificates is a variable rate that may change from Distribution Date to Distribution Date. On each Distribution Date, the Pass-Through Rate for the Adjustable Rate Certificates will be subject to the Net Rate Cap. See the related definitions in "-- Glossary of Terms -- Definitions related to Interest Calculations and Distributions" for a more detailed understanding as to how the Net Rate Cap is calculated and applied to the Pass-Through Rate.

      If on any Distribution Date, the Pass-Through Rate for a class of interest-bearing Certificates is based on the Net Rate Cap, the holders of the applicable class of Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions", and from payments (if any) allocated to the issuing entity in respect of the Corridor Contract in the case of the Class A-1 Certificates. The resulting shortfall (also referred to as Net Rate Carryover) will not be covered by the Certificate Insurance Policy.

      On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order of priority, until those Interest Funds have been fully distributed:

            (1) to the Certificate Insurer, the Certificate Insurance Premium for the Distribution Date,

            (2) to the Class A-IO Certificates, the Current Interest for such class,

            (3) concurrently, to each class of Class A Certificates, the Current Interest for each such class, pro rata based on their respective entitlements,

            (4) to the Certificate Insurer, the Certificate Insurer Reimbursement Amount,

            (5) concurrently, to each class of Class A Certificates, the Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements, and

            (6) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

      Distributions of Funds from the Corridor Contract. On each Distribution Date on or prior to the Corridor Contract Termination Date, amounts allocated to the issuing entity in respect of the Corridor Contract for that Distribution Date will be deposited in the Carryover Reserve Fund and then distributed to the Class A-1 Certificates, to the extent needed to pay any related Net Rate Carryover.

      Any amounts allocated to the issuing entity in respect of the Corridor Contract that remain after the application of those amounts as described in the preceding paragraph will be distributed to the holders of the Class C Certificates and will not be available for the payment of any Net Rate Carryover on any class or classes of Certificates unless the Corridor Contract is subject to an early termination, in which case the portion of any early termination payment allocated to the issuing entity in respect of the Corridor Contract will be deposited by the Trustee in the Carryover Reserve Fund to cover any Net Rate Carryover on the Class A-1 Certificates until the Corridor Contract Termination Date. See "-- Carryover Reserve Fund" below.

      Distributions of Principal. On each Distribution Date, the Principal Distribution Amount is required to be distributed until the Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter) in the following order:

                  (1) to the Certificate Insurer, any Certificate Insurance
            Premium for the Distribution Date remaining unpaid after application of Interest Funds,

                  (2) to the Class A Certificates, in an amount up to the Class
            A Principal Distribution Amount, sequentially:

                        (i) the NAS Principal Distribution Amount to the Class
                  A-5 Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

                        (ii) sequentially, to the Class A-1, Class A-2, Class
                  A-3, Class A-4 and Class A-5 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero,

                  (3) to the Certificate Insurer, any Certificate Insurer
            Reimbursement Amount for the Distribution Date remaining unpaid after application of Interest Funds, and

                  (4) any remainder as part of the Excess Cashflow to be
            allocated as described under "--Overcollateralization Provisions" below.

      Certificate Insurance Policy. On any Distribution Date, the Trustee will distribute to the holders of the Class A Certificates, any Insured Payments received from the Certificate Insurer with respect to the Distribution Date. Insured Payments in respect of interest payable on the Class A Certificates shall be paid to the Class A Certificates concurrently based on their respective interest entitlements, and any Insured Payments in respect of principal payable on the Class A Certificates shall be paid to the Class A Certificates as part of the Class A Principal Distribution Amount in the amount and order of priority set forth in clause (2) under "--Distributions of Principal" above, in each case until the Certificate Principal Balance thereof is reduced to zero.

      Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Offered Certificates and payments to the Certificate

Insurer (each as described above) and the Class C and Class P Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

      On the Closing Date, it is expected that the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will not exceed the initial aggregate Certificate Principal Balance of the Class A Certificates. However, the weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in excess of the amount that is needed to pay interest on the Certificates and the issuing entity's expenses (including any premiums that may be payable to the Mortgage Insurer and the Certificate Insurer) will be used to reduce the total Certificate Principal Balance of the Certificates, until the target level of overcollateralization has been achieved or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Unpaid Realized Loss Amounts and Net Rate Carryover in the amount and the priority described below.

      The "Excess Cashflow" with respect to any Distribution Date is the sum of
(i) the amounts remaining as set forth in clause (6) in "--Distributions -- Distributions of Interest" and clause (4) in "-- Distributions -- Distributions of Principal" for the Distribution Date and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

      With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of Certificates in the following order of priority, in each case to the extent of the remaining Excess Cashflow:

            (1) to the holders of the class or classes of Class A Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount, payable to those holders as part of the Class A Principal Distribution Amount as described under "--Distributions--Distributions of Principal" above,

            (2) concurrently, to the holders of each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class, provided, however, that to the extent an Applied Realized Loss Amount was covered under the Certificate Insurance Policy, then any related amounts otherwise payable to the Class A Certificates pursuant to this clause (2) will instead be paid to the Certificate Insurer,

            (3) to each class of Class A Certificates (in the case of the Class A-1 Certificates after application of amounts allocated to the issuing entity in respect of the Corridor Contract to cover Net Rate Carryover), pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover,

            (4) to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date without regard to any amounts allocated to the issuing entity in respect of the Corridor Contract not required to cover Net Rate Carryover on the Class A-1 Certificates on that Distribution Date), and

            (5) to fund distributions to the holders of the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Sponsor Loss Coverage Obligation

      Pursuant to its corporate guaranty (referred to as the "Loss Coverage Obligation"), Countrywide Home Loans, Inc. (the "Sponsor") will provide coverage against Realized Losses to the extent of claims that are partially or fully denied payment by the Mortgage Insurer due to certain exclusions from coverage in the Mortgage Insurance Policy. Each payment required to be made by the Sponsor under the Loss Coverage Obligation is referred to as a "Loss Coverage Payment." The Loss Coverage Obligation will not cover any Mortgage Loans that are not covered by the Mortgage Insurance Policy. A claim for Realized Losses on a Mortgage Loan covered by the Mortgage Insurance Policy that is denied payment by the Mortgage Insurer for any other reason or that is not one of the insured perils covered by the Mortgage Insurance Policy will not be payable by the Sponsor. Until the amount of the Loss Coverage Obligation has been reduced to zero, on any Distribution Date the Sponsor will pay an amount equal to the amount of the denied claims to the extent covered by the Loss Coverage Obligation. The amount of the Loss Coverage Obligation will initially equal 1.00% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and will be reduced by the aggregate amount of any Loss Coverage Payments made by the Sponsor.

      The Loss Coverage Obligation will be an unsecured general obligation of the Sponsor and will not be supported by any letter of credit or other credit enhancement arrangement. The long-term debt obligations of the Sponsor are currently rated "A" by S&P, "A" by Fitch Ratings, Inc. and "A3" by Moody's.

The Corridor Contract

      Countrywide Home Loans has entered into an interest rate corridor transaction with Bear Stearns Financial Products, Inc. ("BSFP" or the "Corridor Contract Counterparty"), as evidenced by a confirmation between Countrywide Home Loans and the Corridor Contract Counterparty, the "Corridor Contract") for the benefit of the Class A-1 Certificates.

      Pursuant to the Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Corridor Contract, as if the ISDA Master Agreement had been executed by Countrywide Home Loans and the Corridor Contract Counterparty on the date the Corridor Contract was executed. The Corridor Contract is subject to certain ISDA definitions. On the Closing Date, pursuant to a "Corridor Contract Assignment Agreement," Countrywide Home Loans will assign its rights under the Corridor Contract to The Bank of New York, as corridor contract administrator (in this capacity, the "Corridor Contract Administrator"), and Countrywide Home Loans, the Corridor Contract Administrator and the Trustee will enter into a corridor contract administration agreement (the "Corridor Contract Administration Agreement") pursuant to which the Corridor Contract Administrator will allocate any payments received under the Corridor Contract between the Trustee and Countrywide Home Loans as described below.

      On or prior to the Corridor Contract Termination Date, amounts (if any) received under the Corridor Contract by the Corridor Contract Administrator and allocated to the Trustee for the benefit of the issuing entity will be used to pay Net Rate Carryover on the Class A-1 Certificates as described above under "--Distributions--Distributions of Funds from the Corridor Contract." Amounts allocated to the Trustee in respect of the Corridor Contract will not be available to pay Net Rate Carryover on any class of Certificates other than the Class A-1 Certificates. On any Distribution Date, after application of any amounts allocated to the Trustee in respect of the Corridor Contract to pay Net Rate Carryover, any remaining amounts will be distributed as described above under "--Distributions--Distributions of Funds from the Corridor Contract" and will not thereafter be available for payments of Net Rate Carryover for any class of Certificates, unless the remaining amounts are allocated to the Trustee in connection with an early termination of the Corridor Contract in which case the amounts will be held by the Trustee until the Corridor Contract Termination Date for distribution as described above under "-- Distributions --Distributions of Funds from the Corridor Contract."

      With respect to the Corridor Contract and any Distribution Date on or prior to the Corridor Contract Termination Date, the amount (if any) payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of:

      (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the Corridor Contract Ceiling Rate for the Distribution Date over (y) the Corridor Contract Strike Rate for that Distribution Date,

      (ii) the Corridor Contract Notional Balance for that Distribution Date, and

      (iii) the actual number of days in the related calculation period, divided by 360.

      Pursuant to the Corridor Contract Administration Agreement, on or prior to each Distribution Date, the Corridor Contract Administrator will allocate any payment received from the Corridor Contract Counterparty with respect to the Corridor Contract and the Distribution Date (other than any termination payment, which will be allocated as described below):

o first, to the Trustee, up to the amount that would be payable under the Corridor Contract if clause (ii) of the preceding paragraph were equal to the lesser of the Corridor Contract Notional Balance for the Distribution Date and the Certificate Principal Balance of the Class A-1 Certificates immediately prior to the Distribution Date, referred to as a "Net Corridor Contract Payment," and

o second, to Countrywide Home Loans, any remainder, referred to as an "Excess Corridor Contract Payment."

      Excess Corridor Contract Payments will not be available to cover Net Rate Carryover on the Certificates.

      The "Corridor Contract Notional Balance," the "Corridor Contract Strike Rate" and the "Corridor Contract Ceiling Rate" for the Corridor Contract for each Distribution Date are as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Corridor Contract is scheduled to remain in effect and is referred to as the "Corridor Contract Termination Date" for the Corridor Contract.

                                Corridor                         Corridor
                                Contract        Corridor         Contract
             Month of           Notional        Contract         Ceiling
        Distribution Date     Balance ($)    Strike Rate (%)     Rate (%)
        -----------------     -----------    ---------------     --------
       April 2006             301,000,000       7.88916          9.00000
       May 2006               284,752,916       6.83638          9.00000
       June 2006              267,239,785       6.61497          9.00000
       July 2006              248,517,301       6.83452          9.00000
       August 2006            228,648,621       6.61312          9.00000
       September 2006         207,703,270       6.61215          9.00000
       October 2006           184,879,890       6.82798          9.00000
       November 2006          161,141,396       6.60123          9.00000
       December 2006          136,628,653       6.81613          9.00000
       January 2007           111,473,729       6.58560          9.00000
       February 2007           85,993,940       6.57444          9.00000
       March 2007              61,286,533       7.28035          9.00000
       April 2007              37,464,786       6.51681          9.00000
       May 2007                14,545,235       6.59741          9.00000

      The Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty or the Corridor Contract Administrator, the failure by the Corridor Contract Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract, failure by the Corridor Contract Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under the Corridor Contract and the Corridor Contract becoming illegal or subject to certain kinds of taxation.

      It will also be an additional termination event under the Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of The Bear Stearns Companies, Inc., provided the Depositor is given notice) and any rating agency, if applicable.

      If the Corridor Contract is terminated, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment will be allocated by the Corridor Contract Administrator between the Trustee and Countrywide Home Loans, based on, with respect to the Trustee, a fraction, the numerator of which is the lesser of (x) the Corridor Contract Notional Balance at the time of termination and (y) the Certificate Principal Balance of the Class A-1 Certificates at the time of termination, and the denominator of which is the Corridor Contract Notional Balance at the time of termination, and with respect to Countrywide Home Loans, a fraction, the numerator of which is the excess, if any, of (x) the Corridor Contract Notional Balance at the time of termination over (y) the Certificate Principal Balance of the Class A-1 Certificates at the time of termination, and the denominator of which is the Corridor Contract Notional Balance at the time of termination. The portion of any termination payment that is allocated to the issuing entity will be held by the Trustee until the applicable Corridor Contract Termination Date to pay any Net Rate Carryover on the Class A-1 Certificates. However, if a termination occurs, we cannot assure you that a termination payment will be owing to the Trustee. The Pooling and Servicing Agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of an existing Corridor Contract or in any other circumstance.

      The significance percentage for the Corridor Contract is less than 10%. The "significance percentage" for the Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Certificate Principal Balance of the Class A-1 Certificates. The "significance estimate" of the Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

      BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service. The Corridor Contract Counterparty is an affiliate of Bear, Stearns & Co. Inc., one of the underwriters.

      The Certificates do not represent an obligation of the Corridor Contract Counterparty or the Corridor Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under any Corridor Contract or the Corridor Contract Administration Agreement and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under any Corridor Contract or against the Corridor Contract Administrator in respect of its obligations under the Corridor Contract Administration Agreement.

      The Corridor Contract, the Corridor Contract Assignment Agreement and the Corridor Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

      On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date.

      If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the related interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--BBA Method."

      If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 4.8225%.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

      The Pooling and Servicing Agreement will require the Trustee to establish an account (the "Carryover Reserve Fund"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing Certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

      On each Distribution Date, the Trustee will deposit in the Carryover Reserve Fund amounts allocated to the issuing entity in respect of the Corridor Contract. On each Distribution Date, the amounts allocated to the issuing entity in respect of the Corridor Contract will be distributed to the Class A-1 Certificates to pay any Net Rate Carryover on the Class A-1 Certificates as described under "-- Distributions -- Distributions of Funds from the Corridor Contract" above.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover as described under "-- Overcollateralization Provisions" above.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund an amount equal to the excess, if any, of
(i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the "Required Carryover Reserve Fund Deposit").

Applied Realized Loss Amounts

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Class A Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied to reduce the Certificate Principal Balances of each class of Class A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an "Applied Realized Loss Amount." The Certificate Insurer is obligated to make Insured Payments in respect of Applied Realized Loss Amounts on the Class A Certificates as they occur.

      If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of "Certificate Principal Balance" described in this free writing prospectus under "-- Glossary of Terms -- General Definitions"; provided, however, that to the extent an Applied Realized Loss Amount with respect to any class of Class A Certificates was covered under the Certificate Insurance Policy, the Certificate Principal Balance of that class will not be increased by any related Subsequent Recovery otherwise payable to the holder of that class, and such Subsequent Recovery will instead be paid the Certificate Insurer to the extent of the Applied Realized Loss Amount covered under the Certificate Insurance Policy.

Certificate Insurance Policy

      On the Closing Date, Ambac Assurance Corporation (the "Certificate Insurer") will issue the Certificate Insurance Policy in favor of the Trustee on behalf of the Class A certificateholders. The following summary of the provisions of the Certificate Insurance Policy does not purport to be complete and is qualified in its entirety by reference to the Certificate Insurance Policy. The Certificate Insurance Policy will be filed with the SEC as an Exhibit to a Current Report on Form 8-K after the Closing Date.

      The Certificate Insurer will issue a certificate guaranty insurance policy (the "Certificate Insurance Policy") for the benefit of the holders of the Class A Certificates. The Certificate Insurer, in consideration of the payment of a premium and subject to the terms of the Certificate Insurance Policy, unconditionally and irrevocably guarantees the payment of Insured Amounts to the Trustee on behalf of the holders of the Class A Certificates and payments of Preference Amounts as described below. The Certificate Insurer will pay Insured Amounts which are Due for Payment to the Trustee on the later of:

o the Distribution Date the Insured Amount is distributable to the holders of the Class A Certificates under the Pooling and Servicing Agreement, and

o the second Business Day following the Business Day the Certificate Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, the original of which is sent by registered or certified mail, from the Trustee, specifying that an Insured Amount is due in accordance with the terms of the Certificate Insurance Policy; provided that, if the notice is received after 12:00 noon, New York City time, on any Business Day, it shall be deemed to be received on the following Business Day.

      If any notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Certificate Insurance Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Certificate Insurer shall promptly so advise the Trustee and the Trustee may submit an amended or corrected notice.

      The Certificate Insurer's obligation under the Certificate Insurance Policy will be discharged to the extent that funds are received by the Trustee for payment to the holders of the Class A Certificates whether or not those funds are properly paid by the Trustee. Payments of Insured Amounts will be made only at the time set forth in the Certificate Insurance Policy, and no accelerated payments of Insured Amounts will be made regardless of any acceleration of the Class A Certificates, unless the acceleration is at the sole option of the Certificate Insurer.

      For purposes of the Certificate Insurance Policy, a holder does not and may not include any of the Trustee, the Co-Trustee, the Sellers, the Depositor, the Master Servicer or any of their respective affiliates.

      The Certificate Insurance Policy will not cover:

o     shortfalls, if any, attributable, to Prepayment Interest Shortfalls;

o any interest shortfalls resulting from the application of the Relief Act or similar state or local laws;

o     any Net Rate Carryover; or

o any shortfalls, if any, attributable to the liability of the issuing entity, any REMIC, the Trustee or any holder of a Class A Certificate for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes).

      In addition, the Certificate Insurance Policy:

o does not cover any risk other than Nonpayment, including the failure of the Trustee to make any payment required under the Pooling and Servicing Agreement to the holders of the Class A Certificates;

o does not guarantee to the holders of the Class A Certificates any particular rate of principal payment; and

o does not provide credit enhancement for any class of Certificates other than the Class A Certificates.

      No person other than the Trustee shall be entitled to present the notice under the Certificate Insurance Policy.

      The Certificate Insurer will be subrogated to the rights of each holder of the Class A Certificates to the extent of any payment by the Certificate Insurer under the Certificate Insurance Policy.

      The Certificate Insurer agrees that if it shall be subrogated to the rights of the holders of the Class A Certificates, no recovery of the payment will occur unless the full amount of the holders' allocable distributions for the Distribution Date can be made. In so doing, the Certificate Insurer does not waive its rights to seek full payment of all Certificate Insurer Reimbursement Amounts owed to it under the Pooling and Servicing Agreement.

      The Certificate Insurance Policy and the obligations of the Certificate Insurer thereunder will terminate without any action on the part of the Certificate Insurer or any other person on the date following the later to occur of (i) the date that is one year and one day following the date on which all amounts required to be paid on the Class A Certificates have been paid in full and (ii) if any proceeding referenced in the immediately following paragraph has been commenced on or prior to the date specified in clause (i) of this paragraph, the 30th day after the entry of a final, nonappealable order in resolution or settlement of the proceeding. Upon termination of the Certificate Insurance Policy, the Trustee will forthwith deliver the original of the Certificate Insurance Policy to the Certificate Insurer.

      Pursuant to the Certificate Insurance Policy, the Certificate Insurer will pay any Preference Amount when due to be paid pursuant to the Order (as defined below), but in any event no earlier than the third Business Day following receipt by the Certificate Insurer of:

            (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in the insolvency proceeding to the effect that the Trustee, or holder of a Class A Certificate, as applicable, is required to return the Preference Amount paid during the term of the Certificate Insurance Policy because the payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Trustee or holder of a Class A Certificate (the "Order"),

            (ii) a notice by or on behalf of the Trustee or holder of a Class A Certificate that the Order has been entered and is not subject to any stay,

            (iii) an assignment, in form and substance satisfactory to the Certificate Insurer, duly executed and delivered by the Trustee or holder of a Class A Certificate, irrevocably assigning to the Certificate Insurer all rights and claims of the Trustee or the holder relating to or arising under the Pooling and Servicing Agreement against the estate of the issuing entity or otherwise with respect to the Preference Amount and

            (iv) a notice (in the form provided in the Certificate Insurance Policy) appropriately completed and executed by the Trustee; provided, that if the documents are received after 12:00 noon, New York City time on any Business Day, they will be deemed to be received the following Business Day;

      provided further, that the Certificate Insurer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Class A Certificates prior to the time the Certificate Insurer would have been required to make a payment in respect of the principal pursuant to the Certificate Insurance Policy.

      Any Preference Amount payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Trustee or to the holders of the Class A Certificates directly, unless a holder of a Class A Certificate has made a payment of the Preference Amount to the court or the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Certificate Insurer will pay to the Trustee on behalf of the holder, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Certificate Insurer and (b) evidence satisfactory to the Certificate Insurer that payment has been made to the court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

      As used in the Certificate Insurance Policy, the following terms shall have the following meanings:

      "Business Day" means any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of California, the State of New York or the cities in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

      "Class A Available Funds" means, with respect to any Distribution Date, funds allocated from amounts available pursuant to the Pooling and Servicing Agreement to make distributions on the Class A Certificates on the Distribution Date, other than any Insured Amounts.

      "Deficiency Amount" means with respect to:

      (A) each Distribution Date prior to the Final Scheduled Distribution Date for the Class A Certificates, an amount equal to the sum of (i) the excess, if any, of (a) the aggregate amount of Current Interest on the Class A Certificates net of any interest shortfalls resulting from Prepayment Interest Shortfalls and any interest shortfalls resulting from the application of the Relief Act, or similar state or local laws over (b) the Class A Available Funds for that Distribution Date, and (ii) the excess, if any of (a) the aggregate Certificate Principal Balance of the Class A Certificates over (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, in each case after taking into account all distributions to be made on the Distribution Date;

      (B) the Final Scheduled Distribution Date for the Class A Certificates, an amount equal to the sum of (i) the excess, if any, of (a) the aggregate amount of Current Interest on the Class A Certificates net of any interest shortfalls resulting from Prepayment Interest Shortfalls and any interest shortfalls resulting from the application of the Relief Act, or similar state or local laws over (b) the Class A Available Funds for that Distribution Date and (ii) the aggregate Certificate Principal Balance of the Class A Certificates on the Final Scheduled Distribution Date for the Class A Certificates (after taking into account all distributions of Class A Available Funds to be made to the Class A Certificates on such Distribution Date); and

      (C) any date on which the acceleration of the Class A Certificates has been directed or consented to by the Certificate Insurer, the excess of (i) the amount required to pay the aggregate Certificate Principal Balance of the Class A Certificates in full, together with accrued and unpaid interest thereon through the date of payment of the Class A Certificates and (ii) the Class A Available Funds for that Distribution Date.

      "Distribution Date" means the 25th day of any month, or if the 25th day is not a Business Day, the Business Day immediately following the 25th day, commencing in April 2006.

      "Due for Payment" means with respect to an Insured Amount, the Distribution Date on which Insured Amounts are due and payable pursuant to the terms of the Pooling and Servicing Agreement.

      "Final Scheduled Distribution Date" means with respect to the Class A Certificates and the Certificate Insurance Policy, the Distribution Date occurring in the month following the month of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date including any Subsequent Mortgage Loans.

      "Insured Amounts" means, with respect to any Distribution Date, the Deficiency Amount for the Distribution Date.

      "Insured Payments" means, with respect to any Distribution Date, the aggregate amount actually paid by the Certificate Insurer to the Trustee in respect of (i) Insured Amounts for a Distribution Date and (ii) Preference Amounts for any given Business Day.

      "Late Payment Rate" means, with respect to any Distribution Date, the lesser of (i) the greater of (a) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in the prime rate of interest to be effective on the date the change is announced by Citibank, N.A.) plus 2% and (b) the then applicable highest rate of interest on any of the Class A Certificates and (ii) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

      "Nonpayment" means, with respect to any Distribution Date, an Insured Amount is Due for Payment but has not been paid pursuant to the Pooling and Servicing Agreement.

      "Preference Amount" means any amount payable on the Class A Certificates, which has become Due for Payment and which was made to a holder of a Class A Certificate by or on behalf of the issuing entity, which has been deemed a preferential transfer and theretofore recovered from its holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

      "Reimbursement Amount" means, with respect to any Distribution Date, (i) all Insured Payments paid by the Certificate Insurer, but for which the Certificate Insurer has not been reimbursed prior to the Distribution Date, plus
(ii) interest accrued on the Insured Payments not previously repaid calculated at the Late Payment Rate, from the date the Insured Payments were made, plus
(iii) any other amounts then due and owing to the Certificate Insurer under the insurance and indemnity agreement relating to the Certificate Insurance Policy plus interest accrued on such amounts not previously reimbursed calculated at the Late Payment Rate.

      Capitalized terms used herein as defined terms and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement, without regard to any amendment or modification thereof, unless the amendment or modification has been approved in writing by the Certificate Insurer.

      The Certificate Insurance Policy is not cancelable. The premium on the Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A Certificates. The Pooling and Servicing Agreement does not provide for any substitution of the Certificate Insurance Policy.

      The Certificate Insurance Policy is issued under and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         THE INSURANCE PROVIDED BY THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

Last Scheduled Distribution Date

      Assuming that, among other things,

      o     no prepayments are received on the Mortgage Loans and

      o scheduled monthly payments of principal of and interest on each of the Mortgage Loans are timely received,

the Distribution Date (the "Last Scheduled Distribution Date") that occurs six months following the Distribution Date (or, in the case of the Class A-IO and Class A-R Certificates, zero months) on which the Certificate Principal Balance or Notional Amount, as applicable, of the applicable class of Certificates would be reduced to zero is:

          Class of Certificates                Distribution Date
          ---------------------                -----------------
                Class A-1                         August 2021
                Class A-2                         August 2021
                Class A-3                         August 2021
                Class A-4                         August 2021
                Class A-5                         August 2021
                Class A-IO                        August 2006
                Class A-R                          April 2006

      The actual final Distribution Date with respect to each class of these Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:


o prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof, and

o the Master Servicer may purchase all the Mortgage Loans in the issuing entity when the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the issuing entity is less than or equal to 10% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

                                     ANNEX A

                        THE STATISTICAL CALCULATION POOL

                                  Loan Program

                                                                                                 Weighted                Weighted
                                                                    Average       Weighted       Average     Weighted    Average
                         Number of     Aggregate        % of        Principal     Average       Remaining     Average    Original
                        Statistical    Principal     Statistical    Balance       Current        Term to       FICO      Combined
                         Mortgage       Balance       Mortgage    Outstanding     Mortgage       Maturity     Credit   Loan-to-Value
Loan Program               Loans      Outstanding      Loans          ($)         Rate (%)       (Months)     Score      Ratio (%)
------------            -----------   -----------    -----------  -----------     --------      ---------    -------- -------------
10 Year Term...........      465      $12,248,376       2.19%        26,341         7.852         117.69       700         76.4
15 Year Term...........    6,040      210,538,460      37.65         34,857         8.030         177.78       694         83.9
20 Year Term...........        8          204,545       0.04         25,568        10.825         234.59       661         98.3
25 Year Term...........        1          160,000       0.03        160,000        10.375         300.00       684         90.0
30 Year Term...........       37        1,555,961       0.28         42,053        10.257         357.15       700         93.6
30/15 Balloon..........    7,366      334,458,882      59.81         45,406         8.426         177.90       698         89.5
                          ------     ------------     ------
  Total................   13,917     $559,166,223     100.00%
                          ======     ============     ======


                      Original Terms to Stated Maturity(1)

                                                                                                 Weighted                Weighted
                                                                    Average       Weighted       Average     Weighted    Average
                         Number of     Aggregate         % of       Principal     Average       Remaining     Average    Original
                        Statistical    Principal     Statistical    Balance       Current        Term to       FICO      Combined
Original Term            Mortgage       Balance        Mortgage   Outstanding     Mortgage       Maturity     Credit   Loan-to-Value
to Maturity (Months)       Loans      Outstanding       Loans         ($)         Rate (%)       (Months)     Score      Ratio (%)
--------------------    -----------   -----------    -----------  -----------     --------      ---------    -------- -------------
120...................       465      $12,248,376       2.19%        26,341        7.852          117.69       700         76.4
180...................    13,406      544,997,342      97.47         40,653        8.273          177.86       697         87.3
240...................         8          204,545       0.04         25,568       10.825          234.59       661         98.3
300...................         1          160,000       0.03        160,000       10.375          300.00       684         90.0
360...................        37        1,555,961       0.28         42,053       10.257          357.15       700         93.6
                          ------     ------------     ------
   Total..............    13,917     $559,166,223     100.00%
                          ======     ============     ======

----------
(1) As of the Statistical Calculation Date, the weighted average original term to stated maturity of the Statistical Mortgage Loans was approximately 179 months.

                   Current Mortgage Loan Principal Balances(1)

                                                                                                  Weighted                Weighted
                                                                          Average     Weighted    Average     Weighted    Average
                               Number of     Aggregate         % of       Principal   Average    Remaining     Average    Original
Range of                      Statistical    Principal     Statistical    Balance     Current     Term to       FICO      Combined
Current Mortgage               Mortgage       Balance        Mortgage   Outstanding   Mortgage    Maturity     Credit  Loan-to-Value
Loan Principal Balances ($)     Loans      Outstanding       Loans         ($)       Rate (%)    (Months)     Score      Ratio (%)
---------------------------   -----------   -----------    -----------  -----------   --------   ---------    -------- -------------
      0.01 -  25,000.00.....     4,674     $ 86,182,218       15.41%      18,439        8.429      174.25        702         87.2
 25,000.01 -  50,000.00.....     6,025      213,014,195       38.09       35,355        8.319      177.07        698         88.3
 50,000.01 -  75,000.00.....     2,076      126,376,473       22.60       60,875        8.238      178.04        695         88.3
 75,000.01 - 100,000.00.....       624       54,027,817        9.66       86,583        8.252      177.67        684         86.6
100,000.01 - 150,000.00.....       343       42,220,373        7.55      123,091        8.146      177.93        694         84.2
150,000.01 - 200,000.00.....       114       20,274,257        3.63      177,844        7.976      179.72        702         80.9
200,000.01 - 250,000.00.....        34        7,907,178        1.41      232,564        7.940      177.84        697         81.7
250,000.01 - 300,000.00.....        14        3,887,123        0.70      277,652        7.316      178.00        725         77.7
300,000.01 - 350,000.00.....         5        1,565,646        0.28      313,129        7.837      175.88        713         71.3
350,000.01 - 400,000.00.....         2          769,336        0.14      384,668        6.859      179.00        721         62.7
400,000.01 - 450,000.00.....         3        1,319,526        0.24      439,842        7.080      178.02        739         69.9
450,000.01 - 500,000.00.....         1          484,292        0.09      484,292        7.600      178.00        773         85.7
500,000.01 - 550,000.00.....         1          509,749        0.09      509,749        9.500      179.00        758         90.0
600,000.01 - 650,000.00.....         1          628,040        0.11      628,040       10.750      176.00        657         90.0
                                ------     ------------      ------
  Total.....................    13,917     $559,166,223      100.00%
                                ======     ============      ======

----------
(1) As of the Statistical Calculation Date, the average current mortgage loan principal balance of the Statistical Mortgage Loans was approximately $40,179.

                  State Distribution of Mortgaged Properties(1)

                                                                                                  Weighted                Weighted
                                                                     Average       Weighted       Average     Weighted    Average
                          Number of     Aggregate         % of       Principal     Average       Remaining     Average    Original
                         Statistical    Principal     Statistical    Balance       Current        Term to       FICO      Combined
                          Mortgage       Balance        Mortgage   Outstanding     Mortgage       Maturity     Credit  Loan-to-Value
State                       Loans      Outstanding       Loans         ($)         Rate (%)       (Months)     Score      Ratio (%)
-----                    -----------   -----------    -----------  -----------     --------      ---------    -------- -------------
Alabama.................      417      $14,386,200        2.57%      34,499          7.890         176.03        706        92.9
Alaska..................       33        1,672,190        0.30       50,672          8.862         173.48        708        88.3
Arizona.................      495       21,925,601        3.92       44,294          8.066         177.53        697        85.0
California..............    1,525      100,475,481       17.97       65,886          8.039         177.43        692        80.9
Colorado................      583       23,610,403        4.22       40,498          8.707         178.58        697        91.4
Connecticut.............      127        5,590,785        1.00       44,022          8.200         177.10        684        84.2
Delaware................       36        1,356,608        0.24       37,684          8.113         178.20        697        88.0
District of Columbia....       10          480,393        0.09       48,039          7.745         177.34        696        82.3
Florida.................      772       35,554,135        6.36       46,055          7.843         176.76        696        82.6
Georgia.................      414       14,385,680        2.57       34,748          8.316         176.12        693        92.0
Hawaii..................       96        7,864,051        1.41       81,917          8.061         177.61        723        81.5
Idaho...................      254        7,916,027        1.42       31,165          8.009         177.47        705        88.0
Illinois................      373       12,858,645        2.30       34,474          8.751         175.05        693        88.7
Indiana.................      365        9,652,500        1.73       26,445          8.384         175.18        697        91.5
Iowa....................       64        1,724,488        0.31       26,945          8.933         174.50        709        92.6
Kansas..................       66        1,943,693        0.35       29,450          8.855         178.69        699        93.1
Kentucky................      265        8,101,977        1.45       30,573          8.031         175.28        697        92.2
Louisiana...............       34          896,605        0.16       26,371          7.920         177.09        691        86.5
Maine...................       27        1,188,879        0.21       44,033          8.053         182.29        694        84.5
Maryland................      223       11,076,828        1.98       49,672          8.677         177.33        688        85.4
Massachusetts...........      246       12,437,634        2.22       50,559          7.809         177.83        694        81.5
Michigan................      560       17,798,887        3.18       31,784          7.961         177.61        693        91.0
Minnesota...............      185        6,877,902        1.23       37,178          8.933         177.04        689        89.4
Mississippi.............       35        1,095,114        0.20       31,289          8.112         176.61        701        90.3
Missouri................      307        8,941,566        1.60       29,126          8.137         175.08        701        90.5
Montana.................       69        3,063,003        0.55       44,391          7.720         178.17        719        85.5
Nebraska................       29          893,569        0.16       30,813          8.447         172.66        689        92.1
Nevada..................      629       29,341,754        5.25       46,648          8.686         179.51        713        89.8
New Hampshire...........       70        2,624,267        0.47       37,490          8.273         176.32        683        87.7
New Jersey..............      233       10,274,898        1.84       44,098          8.785         176.65        680        84.5
New Mexico..............       95        3,154,608        0.56       33,206          8.580         173.41        701        88.5
New York................      375       19,697,539        3.52       52,527          7.969         175.82        684        81.1
North Carolina..........      310        9,906,737        1.77       31,957          8.822         175.91        698        92.9
North Dakota............       18          582,253        0.10       32,347          8.051         174.36        690        85.9
Ohio....................      633       17,943,874        3.21       28,347          8.170         176.26        702        92.4
Oklahoma................      142        3,840,650        0.69       27,047          8.641         175.09        698        92.0
Oregon..................      379       14,715,644        2.63       38,828          7.886         177.72        696        88.1
Pennsylvania............      311       10,077,803        1.80       32,405          8.804         176.65        689        87.9
Rhode Island............       48        2,216,871        0.40       46,185          7.912         178.24        684        86.1
South Carolina..........      114        3,838,289        0.69       33,669          8.348         191.24        690        89.7
South Dakota............       20          584,651        0.10       29,233          7.745         177.98        714        90.6
Tennessee...............      356       11,714,524        2.09       32,906          7.891         176.56        704        92.0
Texas...................    1,030       26,310,184        4.71       25,544          8.736         176.83        704        95.4
Utah....................      458       15,814,474        2.83       34,529          8.659         176.87        709        91.4
Vermont.................       22          693,818        0.12       31,537          8.826         177.40        698        88.6
Virginia................      294       12,913,808        2.31       43,925          8.302         176.00        692        84.6
Washington..............      451       18,441,822        3.30       40,891          8.816         177.55        692        88.4
West Virginia...........       23          802,737        0.14       34,902          8.956         177.73        683        87.7
Wisconsin...............      265        8,899,924        1.59       33,585          7.926         175.51        692        87.2
Wyoming.................       31        1,006,251        0.18       32,460          8.746         172.16        691        84.6
                           ------     ------------      ------
   Total................   13,917     $559,166,223      100.00%
                           ======     ============      ======

----------
(1) As of the Statistical Calculation Date, no more than approximately 0.33% of the Statistical Mortgage Loans was secured by mortgaged properties located in any one postal zip code area.

                    Original Combined Loan-to-Value Ratios(1)

                                                                                                  Weighted                Weighted
                                                                     Average       Weighted       Average     Weighted    Average
Range of Original         Number of     Aggregate         % of       Principal     Average       Remaining     Average    Original
Combined                 Statistical    Principal     Statistical    Balance       Current        Term to       FICO      Combined
Loan-to-Value             Mortgage       Balance        Mortgage   Outstanding     Mortgage       Maturity     Credit  Loan-to-Value
Ratios (%)                  Loans      Outstanding       Loans         ($)         Rate (%)       (Months)     Score      Ratio (%)
-----------------        -----------   -----------    -----------  -----------     --------      ---------    -------- -------------
 0.01 -  50.00..........      353      $14,321,036         2.56%      40,570         7.116         173.05        715         40.1
50.01 -  55.00..........      197        8,810,686         1.58       44,724         7.142         174.66        706         52.7
55.01 -  60.00..........      208       10,429,336         1.87       50,141         7.299         174.62        698         57.7
60.01 -  65.00..........      259       12,163,928         2.18       46,965         7.267         173.76        703         62.6
65.01 -  70.00..........      389       18,272,560         3.27       46,973         7.281         174.74        695         67.8
70.01 -  75.00..........      437       21,087,731         3.77       48,256         7.371         176.30        704         72.8
75.01 -  80.00..........      848       41,899,036         7.49       49,409         7.698         175.92        694         78.3
80.01 -  85.00..........      864       35,184,187         6.29       40,722         7.799         177.08        696         83.0
85.01 -  90.00..........    3,807      137,156,727        24.53       36,028         8.461         177.48        692         89.0
90.01 -  95.00..........    3,320      132,231,501        23.65       39,829         8.468         177.43        685         94.1
95.01 - 100.00..........    3,235      127,609,495        22.82       39,447         8.853         178.32        711         99.4
                           ------     ------------       ------
   Total................   13,917     $559,166,223       100.00%
                           ======     ============       ======

----------
(1) As of the Statistical Calculation Date, the weighted average original Combined Loan-to-Value Ratio of the Statistical Mortgage Loans was approximately 87.10%.

                            Current Mortgage Rates(1)

                                                                                                   Weighted               Weighted
                                                                      Average       Weighted       Average    Weighted    Average
                           Number of     Aggregate         % of       Principal     Average       Remaining    Average    Original
                          Statistical    Principal     Statistical    Balance       Current        Term to      FICO      Combined
Range of Current           Mortgage       Balance        Mortgage   Outstanding     Mortgage       Maturity    Credit  Loan-to-Value
Mortgage Rates (%)           Loans      Outstanding       Loans         ($)         Rate (%)       (Months)    Score      Ratio (%)
------------------        -----------   -----------    -----------  -----------     --------      ---------   -------- -------------
 4.501 -  5.000.........         5      $   198,721        0.04%       39,744         5.000         178.22      729         67.3
 5.001 -  5.500.........        47        2,662,824        0.48        56,656         5.373         177.32      714         77.3
 5.501 -  6.000.........       253       14,370,147        2.57        56,799         5.879         176.62      723         71.2
 6.001 -  6.500.........       696       36,101,546        6.46        51,870         6.374         177.02      715         77.1
 6.501 -  7.000.........     2,060       87,169,646       15.59        42,315         6.830         176.81      714         80.6
 7.001 -  7.500.........     1,686       67,584,148       12.09        40,085         7.335         176.80      704         86.6
 7.501 -  8.000.........     1,636       66,000,565       11.80        40,343         7.835         176.87      694         87.6
 8.001 -  8.500.........     1,578       60,311,930       10.79        38,220         8.337         176.77      694         89.7
 8.501 -  9.000.........     1,876       68,459,235       12.24        36,492         8.818         176.70      691         90.1
 9.001 -  9.500.........     1,248       46,154,537        8.25        36,983         9.324         176.22      693         91.5
 9.501 - 10.000.........     1,220       45,022,595        8.05        36,904         9.811         176.92      681         92.9
10.001 - 10.500.........       735       27,649,491        4.94        37,618        10.330         177.38      672         91.5
10.501 - 11.000.........       480       19,750,676        3.53        41,147        10.781         180.74      672         93.2
11.001 - 11.500.........       207        8,245,920        1.47        39,835        11.307         178.47      685         93.1
11.501 - 12.000.........        95        4,495,040        0.80        47,316        11.784         180.33      676         94.9
12.001 - 12.500.........        46        2,686,379        0.48        58,400        12.326         177.60      673         95.0
12.501 - 13.000.........        27          998,700        0.18        36,989        12.757         190.16      678         96.6
13.001 - 13.500.........        17        1,121,796        0.20        65,988        13.267         207.04      684         95.1
13.501 - 14.000.........         2           96,650        0.02        48,325        13.688         266.09      633         87.6
Greater than 14.000.....         3           85,677        0.02        28,559        14.214         177.17      654         94.3
                            ------     ------------      ------
   Total................    13,917     $559,166,223      100.00%
                            ======     ============      ======

----------
(1) The current mortgage rates listed in the preceding table include premiums related to the Mortgage Insurance Policy. As of the Statistical Calculation Date, the weighted average current mortgage rate of the Statistical Mortgage Loans was approximately 8.271% per annum. As of the Statistical Calculation Date, the weighted average current mortgage rate of the Statistical Mortgage Loans net of the premium charged in connection with the Mortgage Insurance Policy, the Master Servicing Fees and the Trustee Fee was approximately 6.987% per annum.

                          Types of Mortgaged Properties

                                                                                                  Weighted                Weighted
                                                                       Average       Weighted     Average     Weighted    Average
                              Number of     Aggregate       % of       Principal     Average     Remaining     Average    Original
                             Statistical    Principal   Statistical    Balance       Current      Term to       FICO      Combined
                              Mortgage       Balance      Mortgage   Outstanding     Mortgage     Maturity     Credit  Loan-to-Value
Property Type                   Loans      Outstanding     Loans         ($)         Rate (%)     (Months)     Score      Ratio (%)
-------------                -----------   -----------  -----------  -----------     --------    ---------    -------- -------------
Single Family Residence.....     9,773   $ 390,025,278     69.75%       39,908         8.147       176.62       694         86.1
Planned Unit Development....     2,616     111,956,288     20.02        42,797         8.529       178.84       703         90.5
Condominium.................     1,094      38,832,123      6.94        35,496         8.515       177.09       703         88.7
2 Family Home...............       235       8,485,324      1.52        36,108         8.638       175.71       705         84.9
4 Family Home...............        76       3,457,086      0.62        45,488         9.744       176.56       712         87.0
3 Family Home...............        52       3,265,735      0.58        62,803         8.732       176.59       706         79.3
High-rise Condominium.......        71       3,144,390      0.56        44,287         8.315       177.69       718         89.6
                                ------    ------------    ------
   Total....................    13,917    $559,166,223    100.00%
                                ======    ============    ======


                            Purpose of Mortgage Loans

                                                                                                  Weighted                Weighted
                                                                       Average       Weighted     Average     Weighted    Average
                              Number of     Aggregate       % of       Principal     Average     Remaining     Average    Original
                             Statistical    Principal   Statistical    Balance       Current      Term to       FICO      Combined
                              Mortgage       Balance      Mortgage   Outstanding     Mortgage     Maturity     Credit  Loan-to-Value
Loan Purpose                    Loans      Outstanding     Loans         ($)         Rate (%)     (Months)     Score      Ratio (%)
------------                -----------   -----------  -----------  -----------     --------    ---------    -------- -------------
Refinance (cash-out)......      7,770    $ 323,886,615      57.92%      41,684        7.967        176.57       689         83.7
Purchase..................      4,291      158,389,453      28.33       36,912        8.956        178.71       714         95.2
Refinance (rate/term).....      1,856       76,890,155      13.75       41,428        8.136        175.94       692         84.6
                               ------     ------------     ------
  Total..................      13,917     $559,166,223     100.00%
                               ======     ============     ======

                               Occupancy Types(1)

                                                                                              Weighted                Weighted
                                                                   Average       Weighted     Average     Weighted    Average
                          Number of     Aggregate       % of       Principal     Average     Remaining     Average    Original
                         Statistical    Principal   Statistical    Balance       Current      Term to       FICO      Combined
                          Mortgage       Balance      Mortgage   Outstanding     Mortgage     Maturity     Credit  Loan-to-Value
Occupancy Type              Loans      Outstanding     Loans         ($)         Rate (%)     (Months)     Score      Ratio (%)
--------------           -----------   -----------  -----------  -----------     --------    ---------    -------- -------------
Owner Occupied..........    12,378    $508,836,451      91.00%      41,108        8.198       176.99         695       87.3
Investment Property.....     1,065      31,969,143       5.72       30,018        9.307       178.29         711       84.5
Secondary Residence.....       474      18,360,630       3.28       38,736        8.478       177.90         717       86.7
                            ------    ------------     ------
   Total................    13,917    $559,166,223     100.00%
                            ======    ============     ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         Remaining Terms to Maturity(1)


                                                                                              Weighted                Weighted
                                                                   Average       Weighted     Average     Weighted    Average
                          Number of     Aggregate       % of       Principal     Average     Remaining     Average    Original
Range of                 Statistical    Principal   Statistical    Balance       Current      Term to       FICO      Combined
Remaining Term            Mortgage       Balance      Mortgage   Outstanding     Mortgage     Maturity     Credit  Loan-to-Value
to Maturity (Months)        Loans      Outstanding     Loans         ($)         Rate (%)     (Months)     Score      Ratio (%)
--------------------     -----------   -----------  -----------  -----------     --------    ---------    -------- -------------
  1 - 120...............       476    $12,395,801       2.22%       26,042        7.873        117.38        700       76.5
121 - 180...............    13,395    544,849,917      97.44        40,676        8.272        177.88        697       87.3
181 - 300...............         9        364,545       0.07        40,505       10.627        263.30        671       94.6
301 - 360...............        37      1,555,961       0.28        42,053       10.257        357.15        700       93.6
                            ------   ------------     ------
   Total................    13,917   $559,166,223     100.00%
                            ======   ============     ======

----------
(1) As of the Statistical Calculation Date, the weighted average remaining term to maturity of the Statistical Mortgage Loans was approximately 177 months.

                             Documentation Programs

                                                                                              Weighted                Weighted
                                                                   Average       Weighted     Average     Weighted    Average
                          Number of     Aggregate       % of       Principal     Average     Remaining     Average    Original
                         Statistical    Principal   Statistical    Balance       Current      Term to       FICO      Combined
                          Mortgage       Balance      Mortgage   Outstanding     Mortgage     Maturity     Credit  Loan-to-Value
Documentation Program       Loans      Outstanding     Loans         ($)         Rate (%)     (Months)     Score      Ratio (%)
---------------------    -----------   -----------  -----------  -----------     --------    ---------    -------- -------------
Reduced.................     3,045    $157,869,890     28.23%       51,846         8.689       177.93        698        87.3
Streamlined.............     4,129     148,203,834     26.50        35,893         7.562       175.53        706        82.7
Full....................     2,731     113,400,389     20.28        41,523         8.432       178.66        689        89.8
Alternative.............     3,104     110,869,384     19.83        35,718         8.530       176.37        681        89.6
Super-Streamlined.......       908      28,822,727      5.15        31,743         7.990       177.18        727        88.2
                            ------    ------------    ------
   Total................    13,917    $559,166,223    100.00%
                            ======    ============    ======

                              FICO Credit Scores(1)

                                                                                         Weighted                Weighted
                                                              Average       Weighted     Average     Weighted    Average
                     Number of     Aggregate       % of       Principal     Average     Remaining     Average    Original
Range of            Statistical    Principal   Statistical    Balance       Current      Term to       FICO      Combined
FICO Credit          Mortgage       Balance      Mortgage   Outstanding     Mortgage     Maturity     Credit  Loan-to-Value
Scores                 Loans      Outstanding     Loans         ($)         Rate (%)     (Months)     Score      Ratio (%)
-----------         -----------   -----------  -----------  -----------     --------    ---------    -------- -------------
801 - 820.........      143       $ 5,084,120      0.91%       35,553        7.792       173.57        807        81.1
781 - 800.........      557        20,925,770      3.74        37,569        7.702       177.35        789        84.5
761 - 780.........      998        37,233,418      6.66        37,308        7.897       176.76        770        86.6
741 - 760.........    1,334        51,405,714      9.19        38,535        7.860       177.13        750        86.8
721 - 740.........    1,553        60,953,091     10.90        39,249        7.902       177.85        730        87.5
701 - 720.........    1,984        83,642,034     14.96        42,158        7.899       177.23        710        87.3
681 - 700.........    1,911        75,552,893     13.51        39,536        8.322       177.78        690        87.9
661 - 680.........    1,923        75,358,047     13.48        39,188        8.399       177.64        670        87.5
641 - 660.........    1,501        61,891,483     11.07        41,233        8.880       177.24        651        88.9
621 - 640.........    1,881        81,144,635     14.51        43,139        8.854       175.53        631        85.4
601 - 620.........      125         5,724,663      1.02        45,797        8.975       175.21        618        87.0
581 - 600.........        4           112,511      0.02        28,128        8.805       176.70        596        94.6
521 - 540.........        1            65,115      0.01        65,115        9.625       176.00        540       100.0
501 - 520.........        1            46,436      0.01        46,436        9.500       173.00        518       100.0
500 or Less.......        1            26,293      (2)         26,293        7.625       170.00        424        90.0
                     ------      ------------    ------
   Total..........   13,917      $559,166,223    100.00%
                     ======      ============    ======

----------
(1) As of the Statistical Calculation Date, the weighted average FICO Credit Score of the mortgagors related to the Statistical Mortgage Loans was approximately 697.

(2)   Less than 0.01%.

                            Prepayment Charge Period

                                                                                           Weighted                Weighted
                                                                Average       Weighted     Average     Weighted    Average
                     Number of       Aggregate       % of       Principal     Average     Remaining     Average    Original
Prepayment          Statistical      Principal   Statistical    Balance       Current      Term to       FICO      Combined
Charge Period        Mortgage         Balance      Mortgage   Outstanding     Mortgage     Maturity     Credit  Loan-to-Value
(Months)               Loans        Outstanding     Loans         ($)         Rate (%)     (Months)     Score      Ratio (%)
-------------       -----------     -----------  -----------  -----------     --------    ---------    -------- -------------
0..................     9,620      $369,845,239     66.14%       38,445         8.656       177.02       696        88.5
6..................         3           297,505      0.05        99,168        11.507       175.23       697        94.5
12.................        40         2,008,502      0.36        50,213         8.344       178.39       688        87.2
24.................         4           274,691      0.05        68,673         9.674       177.68       699        94.7
36.................     1,312        43,218,829      7.73        32,941         7.884       177.55       697        89.7
60.................     2,938       143,521,457     25.67        48,850         7.384       177.12       698        82.8
                       ------      ------------    ------
   Total..........     13,917      $559,166,223    100.00%
                       ======      ============    ======